Consent of Independent Certified Public Accountants

     We have issued our report dated October 11, 2002 accompanying the financial statements of Van Kampen Insured Income Trust, Series 72 as of August 31, 2002, and for the period then ended, contained in this Post-Effective Amendment No. 4 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".


                                        Grant Thornton LLP


Chicago, Illinois
December 24, 2002